UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pike Way

Mount Airy, NC 27030

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On November 1, 2012, Pike Electric Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).

(b) At the Annual Meeting, the Company’s stockholders (i) elected all eight of the Company’s nominees for director, and (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for fiscal year 2013. Final voting results on each matter submitted to the Company’s stockholders at the Annual Meeting are as follows:

1. Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
J. Eric Pike	30,816,015	439,030	1,842,184
Charles E. Bayless	25,152,452	6,102,593	1,842,184
James R. Helvey III	25,152,552	6,102,493	1,842,184
Robert D. Lindsay	30,694,273	560,772	1,842,184
Peter Pace	25,143,603	6,111,442	1,842,184
Daniel J. Sullivan III	25,154,752	6,100,293	1,842,184
J. Russell Triedman	30,686,824	568,221	1,842,184
James L. Turner	31,034,990	220,055	1,842,184

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013:

Votes For	32,313,922
Votes Against	782,157
Abstentions	1,150

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: November 2, 2012	By:	/s/ Anthony K. Slater
	Name:	Anthony K. Slater
	Title:	Executive Vice President and
Chief Financial Officer